UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

FOSSIL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOSSIL, INC.
2280 N. Greenville Avenue
Richardson, Texas 75082

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 24, 2006

To the Stockholders of Fossil, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Fossil, Inc., a Delaware corporation (the “Company”), will be held at the offices of the Company, 2280 N. Greenville Avenue, Richardson, Texas 75082, on the 24th day of May 2006, at 4:00 p.m. (local time) for the following purposes:

1.      To elect four (4) directors to serve for a term of three years or until their respective successors are elected and qualified;

2.      To ratify the appointment of Deloitte and Touche LLP as the Company’s independent registered public accounting firm for 2006; and

3.      To transact any and all other business that may properly come before the meeting or any adjournment(s) thereof.

The Board of Directors has fixed the close of business on March 27, 2006 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company for 10 days prior to the meeting.

You are cordially invited to attend the meeting; whether or not you expect to attend the meeting in person, however, you are urged to mark, sign, date, and mail the enclosed form of proxy promptly so that your shares of stock may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the meeting. Your proxy will be returned to you if you should be present at the meeting and should request its return in the manner provided for revocation of proxies on the initial page of the enclosed proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS
Randy S. Hyne
Vice President,
General Counsel and Secretary
April 17, 2006
Richardson, Texas

FOSSIL, INC.
2280 N. Greenville Avenue
Richardson, Texas  75082

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 24, 2006

SOLICITATION AND REVOCABILITY
OF PROXIES

The accompanying proxy is solicited by the Board of Directors on behalf of Fossil, Inc., a Delaware corporation (the “Company”), to be voted at the 2006 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on May 24, 2006, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and at any adjournment(s) thereof. When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon; if no direction is indicated, such shares will be voted for the election of directors and for the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm as set forth on the accompanying Notice.

The executive offices of the Company are located at, and the mailing address of the Company is, 2280 N. Greenville Avenue, Richardson, Texas 75082.

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

This proxy statement (the “Proxy Statement”) and accompanying form of proxy are being mailed on or about April 17, 2006. The Company’s Annual Report to Stockholders covering the Company’s fiscal year ended December 31, 2005, is enclosed herewith, but does not form any part of the materials for solicitation of proxies.

Any stockholder of the Company giving a proxy has the unconditional right to revoke the proxy at any time before its exercise by voting in person at the Annual Meeting, by delivering a duly executed proxy bearing a later date or by giving written notice of revocation to the Company addressed to Randy S. Hyne, Vice President, General Counsel and Secretary, Fossil, Inc., 2280 N. Greenville Avenue, Richardson, Texas 75082; no such revocation shall be effective, however, unless such notice of revocation has been received by the Company at or prior to the Annual Meeting.

In addition to the solicitation of proxies by use of the mail, officers and regular employees of the Company may solicit the return of proxies, either by mail, telephone, telegraph, or through personal contact. These officers and employees will not be additionally compensated but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries, in connection with shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), registered in their names, will be requested to forward solicitation material to the beneficial owners of shares of Common Stock.

The cost of preparing, printing, assembling, and mailing the Annual Report, the Notice, this Proxy Statement, and the enclosed form of proxy, as well as the reasonable cost of forwarding solicitation materials to the beneficial owners of shares of Common Stock, and other costs of solicitation, are to be borne by the Company.

QUORUM AND VOTING

The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 27, 2006 (the “Record Date”). On the Record Date, 67,496,926 shares of Common Stock were issued and outstanding.

Each holder of Common Stock is entitled to one vote per share on all matters to be acted upon at the meeting and neither the Company’s Second Amended and Restated Certificate of Incorporation, as amended, nor its Amended and Restated Bylaws, as amended, allow for cumulative voting rights. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote thereat, present in person or by proxy, may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented. Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares of Common Stock voting at the Annual Meeting is required for the election of directors and the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote on the subject matter at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

An automated system administered by the Company’s transfer agent tabulates the votes. Abstentions and broker non-votes are each included in the determination of the number of shares present for determining a quorum. Each proposal is tabulated separately. Abstentions and broker non-votes will have no effect with respect to the election of directors. Abstentions, with respect to the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm will have the same effect as a vote against such proposal. Broker non-votes will have no effect on the outcome of the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company’s only outstanding class of equity securities is its Common Stock. The following table sets forth information regarding the beneficial ownership of Common Stock as of the Record Date by (i) each Named Executive Officer (as defined in “Election of Directors-Compensation of Executive Officers”); (ii) each director of the Company; (iii) all present executive officers and directors of the Company as a group; and (iv) each other person known to the Company to own beneficially more than five percent (5%) of the Common Stock as of the Record Date.

	Shares Beneficially Owned(1)(2)
Name of Beneficial Owner	Number		Percent
Michael W. Barnes	362,958	(3)	*
Steve Bock	150,498	(4)	*
Harold S. Brooks	112,500	(5)	*
Kosta N. Kartsotis**	9,575,539		14.2%
Tom Kartsotis**	11,275,384	(6)	16.7%
Mark D. Quick	289,435	(7)	*
Jal S. Shroff	1,208,756	(8)	1.8%
Kenneth W. Anderson	80,874	(9)	*
Andrea Camerana	14,125	(10)	*
Alan J. Gold	120,449	(11)	*
Michael Steinberg	37,750	(12)	*
Donald J. Stone	83,624	(13)	*
Caden Wang	0		*
All executive officers and directors as a group (15 persons)(14)	24,009,923		34.7%
Capital Research and Management Company	5,834,100	(15)	8.6%
FMR Corp.	10,647,933	(16)	15.8%
Royce & Associates, LLC	5,240,050	(17)	7.8%

*                     Less than 1%

**               c/o Fossil, Inc., 2280 N. Greenville Avenue, Richardson, Texas 75082.

(1)             Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Beneficial ownership information is based on the most recent Form 3, 4 and 5 and 13D and 13G filings with the Securities and Exchange Commission (the “SEC”) and reports made directly to the Company. The number of shares shown as beneficially owned includes shares of Common Stock subject to stock options exercisable within 60 days after the Record Date. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)             The percentages indicated are based on 67,496,926 shares of Common Stock outstanding on the Record Date. Shares of Common Stock subject to options exercisable within 60 days after the Record Date are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity.

(3)             Includes 191,874 shares of Common Stock subject to stock options exercisable within 60 days after the Record Date. Also includes indirect ownership of 1,518 shares over which Mr. Barnes has voting control as independent administrator pursuant to letters testamentary, 2,035 shares held indirectly through a 401(k) plan account and 83,300 shares of restricted stock subject to a vesting schedule.

(4)             Includes 97,174 shares of Common Stock subject to stock options exercisable within 60 days after the Record Date. Also includes 47,500 shares of restricted stock subject to a vesting schedule.

(5)             Includes 75,000 shares of Common Stock subject to stock options exercisable within 60 days after the Record Date. Also includes 37,500 shares of restricted stock subject to a vesting schedule.

(6)             Includes 32,980 shares of Common Stock owned by Mr. Kartsotis as custodian for Annie Kartsotis, a minor, 2,679,580 shares  owned by Lynne Stafford Kartsotis, wife of Mr. Kartsotis, as to which Mr. Kartsotis disclaims beneficial ownership,  and 4,000,000  shares  in a grantor retained annuity trust.

(7)             Includes 229,564 shares of Common Stock subject to stock options exercisable within 60 days after the Record Date, 1,571 shares held indirectly through a 401(k) plan account and 58,300 shares of restricted stock subject to a vesting schedule.

(8)             Includes 160,420 shares of Common Stock subject to stock options exercisable within 60 days after the Record Date. Also includes indirect ownership of 37,968 shares of Common Stock owned of record by Mr. Shroff’s wife, Mrs. Pervin Shroff, and 177,668 shares of Common Stock subject to stock options exercisable within 60 days after the Record Date, which are owned by Mrs. Shroff. Mr. Shroff and Mrs. Shroff share voting and investment power with respect to 794,732 shares.

(9)             Includes 58,562 shares of Common Stock subject to stock options exercisable within 60 days after the Record Date. Also includes 17,812 shares owned by the K.W. Anderson Family Limited Partnership. Mr. Anderson is managing general partner of the partnership and has sole voting and investment power with respect to those shares.

(10)       Consists of shares of Common Stock subject to stock options exercisable within 60 days after the Record Date.

(11)       Includes 73,749 shares of Common Stock subject to stock options exercisable within 60 days after the Record Date.

(12)       Consists of shares of Common Stock subject to stock options exercisable within 60 days after the Record Date.

(13)       Includes 58,562 shares of Common Stock subject to stock options exercisable within 60 days after the Record Date.

(14)       Reflects the information in footnotes (3) through (13) above.

(15)       Based on a Schedule 13G, dated February 6, 2006, filed by Capital Research and Management Company (“Capital Research”), 333 South Hope Street, Los Angeles, California 90071, with the SEC. The Schedule 13G discloses that Capital Research beneficially owns, has the sole power to vote or direct the vote of, and has the sole power to dispose or direct the disposition of the 5,834,100 shares of Common Stock. The Schedule 13G additionally discloses that AMCAP Fund, Inc., an investment company registered under the Investment Company Act of 1940, which is advised by Capital Research, is the beneficial owner of 3,989,000 shares.

(16)       Based on Amendment No. 10 to Schedule 13G, dated February 14, 2006, filed by FMR Corp. (“FMR”), 82 Devonshire Street, Boston, Massachusetts 02109, with the SEC. The Amendment No. 10 discloses that FMR has the sole power to vote or direct the vote of 387,701 shares of the 10,647,933 shares of Common Stock it beneficially owns, and sole power to dispose or to direct the disposition of the 10,647,933 shares. The Amendment No. 10 additionally discloses that (i) Fidelity Low Priced Stock Fund owns 7,114,000 of the 10,647,933 shares; and (ii) Edward C. Johnson, III and FMR Corp. each has sole dispositive power over 10,345,232 shares.

(17)       Based on Amendment No. 1 to Schedule 13G, dated January 20, 2006, filed by Royce & Associates, LLC (“Royce”), 1414 Avenue of the Americas, New York, New York 10019, with the SEC. The Schedule 13G discloses that Royce beneficially owns, has the sole power to vote or direct the vote of, and has the sole power to dispose or direct the disposition of 5,240,050 shares of Common Stock.

ELECTION OF DIRECTORS
(Proposal 1)

The Board of Directors currently consists of ten members and is classified into three classes. The term of one class of directors expires each year. By resolution of the Board of Directors at its meeting on August 22, 2005, the number of directors composing the Board of Directors has been set at ten. The persons whose names are listed below (“Director Nominees”) have been nominated for election as directors by the Board of Directors to serve for a term of office to expire at the Annual Meeting of Stockholders in 2009, with each to hold office until his successor has been duly elected and qualified. Stockholders will be unable to vote the proxies held by them for more than four persons. To be elected as a director, each Director Nominee must receive a plurality of the votes cast at the Annual Meeting for the election of directors. Should any Director Nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person the Board of Directors may nominate or designate. Each Director Nominee has expressed his intention to serve the entire term for which election is sought.

Directors and Nominees

The following table and text set forth the name, age and positions of each Director Nominee and director:

Name	Age	Position
Kenneth W. Anderson	74	Director
Michael W. Barnes	45	Director and President, International and Special Markets Division
Andrea Camerana	36	Director
Alan J. Gold	72	Director
Kosta N. Kartsotis	53	Director, President and Chief Executive Officer
Tom Kartsotis	46	Director and Chairman of the Board
Jal S. Shroff	69	Director and Managing Director of Fossil (East) Limited
Michael Steinberg	77	Director
Donald J. Stone	77	Director
Caden Wang	53	Director

The Director Nominees for election to the Board of Directors at the Annual Meeting are as follows:

Alan J. Gold has been a director of the Company since April 1993. Mr. Gold is currently a member of the Company’s Audit Committee and Compensation Committee. Mr. Gold was the founder of Accessory Lady, a women’s fashion accessory retail chain, and served as its President until 1992. Mr. Gold is currently President of Goldcor Investments.

Kosta N. Kartsotis has served as President and Chief Executive Officer since October 2000 and served as President and Chief Operating Officer from December 1991 until October 2000. Mr. Kosta Kartsotis joined the Company in 1988. He has been a director of the Company since 1990.

Michael Steinberg has been a director of the Company since March 2000. Mr. Steinberg is currently a member of the Company’s Compensation Committee and Nominating and Corporate Governance Committee. Mr. Steinberg served as Chairman and Chief Executive Officer of Macy’s West, a Division of Federated Department Stores, Inc., from a date prior to 1996 until his retirement in January 2000.

Caden Wang has been a director of the Company since August 2005. Mr. Wang is currently a member of the Company’s Audit Committee and Nominating and Corporate Governance Committee. From 1999

to 2001, Mr. Wang served as Executive Vice President and Chief Financial Officer of LVMH Selective Retailing Group, which included various international retail holdings such as DFS, Sephora, and Miami Cruiseline Services. He has also served as the Chief Financial Officer of DFS, Gump’s and Cost Plus. Mr. Wang is a Certified Public Accountant. Since April 2005, Mr. Wang has served on the Board of Directors of LeapFrog Enterprises, Inc. and is the chairman of its compensation committee and a member of its audit committee. Since October 2003, Mr. Wang has served on the Board of Directors of bebe Stores, Inc. He is currently the chairman of its audit committee and a member of its nominating and corporate governance committee.

Unless otherwise directed in the enclosed proxy, it is the intention of the persons named in such proxy to nominate and to vote the shares represented by such proxy for the election of the Director Nominees for the office of director of the Company. Each of the Director Nominees is presently a director of the Company.

The Board of Directors does not contemplate that any of the above-named Director Nominees will refuse or be unable to accept election as a director of the Company, or be unable to serve as a director of the Company. Should any of them become unavailable for nomination or election or refuse to be nominated or to accept election as a director of the Company, then the persons named in the enclosed form of proxy intend to vote the shares represented in such proxy for the election of such other person or persons as may be nominated or designated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT
STOCKHOLDERS VOTE FOR EACH DIRECTOR NOMINEE
FOR THE BOARD OF DIRECTORS.

Directors Serving Terms to Expire at the 2007 Annual Meeting of Stockholders:

Tom Kartsotis has served as Chairman of the Board since December 1991. Mr. Tom Kartsotis founded the Company in 1984 and served as its President until December 1991 and as Chief Executive Officer until October 2000. He has been a director of the Company since 1984.

Jal S. Shroff has served as Managing Director of Fossil (East) Limited (“Fossil East”) since January 1991 and has been a director of the Company since April 1993.

Donald J. Stone has been a director of the Company since April 1993. Mr. Stone is currently the chairman of the Company’s Nominating and Corporate Governance Committee and a member of the Company’s Audit Committee and Compensation Committee. Mr. Stone served as Vice Chairman of Federated Department Stores until February 1988, at which time he retired.

Directors Serving Terms to Expire at the 2008 Annual Meeting of Stockholders:

Kenneth W. Anderson has been a director of the Company since April 1993. Mr. Anderson is currently the chairman of the Company’s Audit Committee and the chairman of the Company’s Compensation Committee. Mr. Anderson was a co-founder of Blockbuster Entertainment Corporation, a video rental company, and served as its President from 1985 until 1987. From 1987 to 1991, Mr. Anderson served in various positions with Amtech Corporation, a remote electronic identification technology company, which he co-founded, including the position of Chairman of its Executive Committee.

Michael W. Barnes has served as President, International and Special Markets Division since October 2000. Mr. Barnes served as Executive Vice President from 1995 until October 2000 and has been a director of the Company since  February 1993.

Andrea Camerana has been a director of the Company since September 2003. Mr. Camerana serves as Vice President of Marketing and Licensing for the Armani Group based in Milan, Italy. Mr. Camerana oversees all of the Armani Group’s licensing activities, including the licenses with the Company for the worldwide production and distribution of EMPORIO ARMANI watches and jewelry. Mr. Camerana joined the Armani Group in 2000 from the Danone Group.

Mr. Tom Kartsotis and Mr. Kosta N. Kartsotis are brothers. There are no other family relationships among any of the directors, Director Nominees or executive officers of the Company.

Board Committees and Meetings

The Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Messrs. Anderson (Chairman), Gold, Stone and Wang serve on the Audit Committee; Messrs. Anderson (Chairman), Gold, Steinberg and Stone serve on the Compensation Committee; and Messrs. Steinberg, Stone (Chairman) and Wang serve on the Nominating and Corporate Governance Committee. Mr. Steinberg served on the Audit Committee during the fiscal year ended December 31, 2005. Mr. Wang served on the Compensation Committee from August 22, 2005 until January 1, 2006.

Audit Committee.   The functions of the Audit Committee are to appoint the Company’s independent registered public accounting firms, to review the plan and scope of any audit of the Company’s financial statements and to review the Company’s significant accounting policies and other related matters. Deloitte & Touche LLP, the Company’s principal independent registered public accounting firm, reports directly to the Audit Committee. The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the Company’s independent registered public accounting firm prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of internal controls over financial reporting. The Audit Committee has adopted a procedure that enables confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting or auditing matters. The Company’s internal audit group reports directly to the Audit Committee on a quarterly basis. The Audit Committee held a total of 12 meetings during the fiscal year ended December 31, 2005.

All members of the Audit Committee have been determined to be financially literate and to meet the appropriate Nasdaq and SEC standards for independence. See “Director Independence.” The Audit Committee includes two independent directors, Messrs. Anderson and Wang, who have been determined by the Board of Directors to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules. The Audit Committee operates under a formal charter adopted by the Board of Directors that governs its duties and conduct. Copies of the charter can be obtained free of charge from the Company’s web site, www.fossil.com, or by contacting the Company at the address appearing on the first page of this proxy statement to the attention of Investor Relations or by telephone at (972) 234-2525.

Compensation Committee.   The functions of the Compensation Committee are to make recommendations to the Board of Directors regarding the compensation of senior officers and to administer the 2004 Long-Term Incentive Plan (the “Incentive Plan”) and the 2002 Restricted Stock Plan (the “Restricted Stock Plan”). The Compensation Committee held four meetings during the fiscal year ended December 31, 2005.

All members of the Compensation Committee have been determined to meet the appropriate Nasdaq standards for independence. See “Director Independence.” Further, each member of the Compensation Committee is a “Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and an “outside director” as defined for purposes of 162(m) of the Internal Revenue Code of 1986, as amended.

Nominating and Corporate Governance Committee.   In August 2005, the Board of Directors established the Nominating and Corporate Governance Committee. The functions of the Nominating and Corporate Governance Committee are to: (a) identify qualified individuals for membership on the Board of Directors; (b) recommend to the Board of Directors the director nominees for the next annual meeting of shareholders; (c) develop and recommend to the Board of Directors a set of corporate governance guidelines; and (d) oversee the corporate governance affairs of the Board of Directors and the Company. The Nominating and Corporate Governance Committee’s role includes periodically reviewing the compensation paid to non-employee directors, and making recommendations to the Board for any adjustments. In addition, the Nominating and Corporate Governance Committee conducts an annual review of the Company’s succession plans relating to the Chairman and Chief Executive Officer positions. The Nominating and Corporate Governance Committee regularly reviews the purposes of the Board committees, recommends to the Board of Directors any necessary or desired changes to the purposes of such committees and whether any committees should be created or discontinued.

The specific responsibilities and functions of the Nominating and Corporate Governance Committee are delineated in the Nominating and Corporate Governance Committee Charter.  Copies of the charter can be obtained free of charge from the Company’s web site, www.fossil.com, or by contacting the Company at the address appearing on the first page of this proxy statement to the attention of Investor Relations or by telephone at (972) 234-2525.

The Nominating and Corporate Governance Committee held one meeting during the fiscal year ended December 31, 2005. All members of the Nominating and Corporate Governance Committee have been determined to meet the appropriate Nasdaq standards for independence. See “Director Independence.”

The Board of Directors held five meetings during the fiscal year ended December 31, 2005. During 2005, each director, except Mr. Andrea Camerana, attended 75% or more of the meetings of the Board of Directors and the meetings held by all committees of the Board on which such director served. The Board of Directors strongly encourages that directors make a reasonable effort to attend the Company’s Annual Meeting of Stockholders. All of the members of the Board of Directors, except Mr. Camerana, attended the Company’s 2005 Annual Meeting of Stockholders.

Report of the Audit Committee

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2005, which includes the consolidated balance sheets of the Company as of December 31, 2005 and January 1, 2005, and the related consolidated statements of income and comprehensive income, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2005, and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed with the SEC” or subject to the liabilities of Section 18 of the Exchange Act nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Review and Discussions with Management.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Registered Public Accounting Firm.

Pursuant to the terms of the Audit Committee’s Charter, the Audit Committee meets as often as it determines, but no less than once per quarter. The Audit Committee has discussed with Deloitte &

Touche LLP the matters required to be discussed by Statement on Auditing Standards (No. 61), as amended, “Communication with Audit Committees” that includes, among other items, matters related to the conduct and the results of the audit of the Company’s financial statements.

The Audit Committee has also received written disclosures and the letter from Deloitte & Touche LLP required by Independent Standards Board Standard No. 1 (that relates to the independent registered public accounting firm’s independence from the Company and its related entities) and has discussed with Deloitte & Touche LLP their independence from the Company. The Audit Committee has also reviewed and discussed the selection, application and disclosure of the critical accounting policies of the Company with Deloitte & Touche LLP.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

AUDIT COMMITTEE
Kenneth W. Anderson, Chairman
Alan J. Gold
Donald J. Stone
Caden Wang

Director Compensation

Cash Compensation.   During 2005, the Company paid an annual retainer of $25,000 to each non-employee director. The Company paid an additional annual retainer of $5,000 to the Chairman of the Audit Committee. In addition, the Company paid each non-employee director a fee of $1,500 for each meeting of the Board of Directors and $1,250 for any committee meeting thereof that he attended. The Company also reimbursed its directors for ordinary and necessary travel expenses incurred in attending such meetings.

On March 15, 2006, the Board of Directors approved certain changes to the cash compensation of non-employee directors of the Company recommended by the Nominating and Corporate Governance Committee of the Board.   Effective January 1, 2006, non-employee directors will receive the following cash compensation:

•       For service on the Board of Directors, each non-employee director will receive an annual retainer of $30,000, a fee of $1,500 for each in-person meeting, and a fee of $1,000 for each telephonic meeting in excess of one hour.

•       For service on the Audit Committee, the chairman will receive an additional annual retainer of $10,000 and each other member will receive an additional annual retainer of $2,500. Each Audit Committee member will also receive a fee of $1,250 for each in-person meeting, and a fee of $1,000 for each telephonic meeting in excess of one hour.

•       For service on the Compensation Committee, the chairman will receive an additional annual retainer of $5,000, and each Compensation Committee member will also receive a fee of $1,250 for each in-person meeting, and a fee of $1,000 for each telephonic meeting in excess of one hour.

•       For service on the Nominating and Corporate Governance Committee, the chairman will receive an additional annual retainer of $5,000, and each Nominating and Corporate Governance Committee member will also receive a fee of $1,250 for each in person meeting, and a fee of $1,000 for each telephonic meeting in excess of one hour.

Payment will be made for each committee meeting attended even if a non-employee director attends more than one committee meeting on the same day. If a non-employee director serves as the chairman of more than one committee, he will be paid only one retainer, the highest of the committees on which he serves as chairman. There were no changes made to the current equity compensation of non-employee directors under the Nonemployee Director Stock Option Plan described below.

Nonemployee Director Stock Option Plan.   Pursuant to the Company’s Nonemployee Director Stock Option Plan (the “Nonemployee Director Plan”), each non-employee director receives a grant of 5,000 non-qualified stock options on the date of becoming a director of the Company. On the first day of each calendar year, each non-employee director receives a grant of an additional 4,000 non-qualified stock options, as long as he or she is then serving as a non-employee director. The grant of options pursuant to the Nonemployee Director Plan is automatic. An aggregate of 618,750 shares of Common Stock have been authorized for issuance pursuant to the Nonemployee Director Plan, of which 281,123 shares were subject to outstanding options on the Record Date. The Board of Directors and the stockholders of the Company have approved the Nonemployee Director Plan.

Options granted pursuant to the Nonemployee Director Plan will become exercisable (i) with respect to 50% of the total number of shares subject thereto, on the first anniversary of the date of grant and (ii) with respect to the remaining shares subject thereto, in installments of 25% of such shares on the second and third anniversaries of the date of grant. The exercise price of options granted pursuant to the Nonemployee Director Plan is the fair market value of the Common Stock on the date of grant. Such exercise price must be paid in full in cash at the time an option is exercised. The term of options granted under the Nonemployee Director Plan will expire on the earliest of (i) ten years from the date of grant, (ii) one year after the optionee ceases to be a director by reason of death or (iii) three months after the optionee ceases to be a director for any reason other than death.

The Nonemployee Director Plan provides that the Board of Directors may make certain adjustments to the exercise price and number of shares subject to options granted thereunder in the event of a stock split, stock dividend, combination, reclassification or certain other corporate transactions. Subject to certain limitations, the Board of Directors is authorized to amend the Nonemployee Director Plan as it deems necessary, but no amendment may adversely affect the rights of an optionee with respect to an outstanding option without the optionee’s consent. The Compensation Committee of the Board of Directors is not responsible for the administration of the Nonemployee Director Plan.

Corporate Governance

The Company, with the oversight of the Board of Directors and its committees, operates within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance.

Director Independence

The standards relied upon by the Board of Directors in affirmatively determining whether a director is “independent” in compliance with the rules of Nasdaq are comprised, in part, of those objective standards set forth in Nasdaq rules, which generally provide that: (a) a director who is an employee, or whose immediate family member (defined as a spouse, parent, child, sibling, father- and mother-in-law, son- and daughter-in-law and anyone, other than a domestic employee, sharing the director’s home) is an executive officer of the Company, would not be independent for a period of three years after termination of such relationship; (b) a director who receives, or whose immediate family member receives, payments of more than $60,000 during any period of twelve consecutive months from the Company, except for certain permitted payments, would not be independent for a period of three years after ceasing to receive such amount; (c) a director who is or who has an immediate family member who is, a current partner of the Company’s outside auditor or who was, or who has an immediate family member who was, a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years would not be independent until a period of three years after the termination of such relationship; (d) a director who is, or whose immediate family member is, employed as an executive officer of another company where any of the Company’s present executive officers serve on the other company’s compensation committee would not be independent for a period of three years after the end of such relationship; and (e) a director who is, or who has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of any organization that makes payments to, or receives payments from, the Company for property or services in an amount that, in any single fiscal year, exceeds the greater of $200,000, or 5% of such other company’s consolidated gross revenues, would not be independent until a period of three years after falling below such threshold.

The Board of Directors, in applying the above-referenced standards, has affirmatively determined that the Company’s current “independent” directors are: Kenneth W. Anderson, Andrea Camerana, Alan J. Gold, Michael Steinberg, Donald J. Stone and Caden Wang. As part of the Board’s process in making such determination, each such director provided written assurances that (a) all of the above-cited objective criteria for independence are satisfied and (b) he has no other “material relationship” with the Company that could interfere with his ability to exercise independent judgment.

With regard to Andrea Camerana, in making its determination that Mr. Camerana is independent, the Board of Directors considered that Mr. Camerana is the Vice President of Marketing and Licensing of the Armani Group. Mr. Camerana oversees the Armani Group’s licensing activities, including the licenses with the Company for the worldwide production and distribution of EMPORIO ARMANI watches and jewelry. The Board of Directors does not believe that this relationship interferes with Mr. Camerana’s exercise of independent judgment in carrying out his responsibilities as a director of the Company.

Independent Director Meetings

The Company’s independent directors held four formal meetings independent from management during fiscal 2005. Mr. Kenneth W. Anderson acted as Chairman at the meetings of the independent directors.

Director Nomination Policy

The Company has a standing Nominating and Corporate Governance Committee consisting entirely of independent directors. Each Director Nominee was recommended to the Board by the Nominating and Corporate Governance Committee for selection.

The Company adopted a policy in 2005 that each director will have a term limit of three (3) terms of three (3) years each, unless the Board determines that it is in the best interest of the Company to extend a particular director’s term beyond such term limit. Mr. Gold is a member of the class of directors whose term expires at the 2006 Annual Meeting of Shareholders. Mr. Gold has exceeded the term limit. However, the Nominating and Corporate Governance Committee recommended Mr. Gold as a Director Nominee and the Board determined that it was in the best interest of the Company to extend Mr. Gold’s term.

The Nominating and Corporate Governance Committee will consider all proposed nominees for the Board of Directors, including those put forward by stockholders. The Nominating and Corporate Governance Committee annually reviews with the Board the applicable skills and characteristics required of Board nominees in the context of current Board composition and Company circumstances. In making its recommendations to the Board, the Nominating and Corporate Governance Committee considers all factors they consider appropriate, which may include experience, accomplishments, education, understanding of the business and the industry in which the Company operates, specific skills, general business acumen and the highest personal and professional integrity. Generally, the Nominating and Corporate Governance Committee will first consider current Board members because they meet the criteria listed above and possess an in depth knowledge of the Company, its history, strengths, weaknesses, goals and objectives. This level of knowledge has proven very valuable to the Company. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

The Nominating and Corporate Governance Committee will consider shareholder nominations for candidates for the Board of Directors in accordance with the provisions of the Company’s bylaws.

Codes of Business Conduct and Ethics

The Company has adopted a Code of Conduct and Ethics that applies to directors, officers and other employees of the Company and its subsidiaries. In addition, the Company has adopted a Code of Ethics for Senior Financial Officers, which includes the Company’s principal executive officer, principal financial officer, and principal accounting officer. Violations of these codes may be reported to the Audit Committee. Copies of the codes can be obtained free of charge from the Company’s web site, www.fossil.com, or by contacting the Company at the address appearing on the first page of this Proxy Statement to the attention of Investor Relations or by telephone at (972) 234-2525. The Company intends to post any amendments to, or waivers from, its Code of Ethics that apply to its Senior Financial Officers on its web site at www.fossil.com.

Personal Loans to Executive Officers and Directors

The Company complies with and will operate in a manner consistent with enacted legislation prohibiting extensions of credit in the form of a personal loan to or for its directors and executive officers.

Communication with the Board of Directors

A stockholder who wishes to communicate with the Board of Directors, or specific individual directors, including the non-management directors as a group, may do so by directing a written request addressed to such director or directors in care of Randy S. Hyne, Vice President, General Counsel and Secretary, at the address appearing on the first page of this proxy statement. Communication(s) directed to members of the Board who are not non-management directors will be relayed to the intended Board member(s) except to the extent that it is deemed unnecessary or inappropriate to do so pursuant to the procedures established by a majority of the independent directors. Communications directed to non-management directors will be relayed to the intended Board member(s) except to the extent that doing so would be contrary to the instructions of the non-management directors. Any communication so withheld will nevertheless be made available to any non-management director who wishes to review it.

Executive Officers

The name, age, current position with the Company, and the principal occupation during the last five years of executive officers Messrs. Tom Kartsotis, Kosta N. Kartsotis and Michael W. Barnes and the year each first became an executive officer of the Company is set forth above under the caption “Directors and Nominees,” and with respect to each remaining executive officer is set forth in the following table and text:

Name	Age	Position
Stephen Bock	56	President, Luxury Division
Harold S. Brooks	54	President, Fashion Watch Division
Randy S. Kercho	49	Executive Vice President
Mike L. Kovar	44	Senior Vice President, Chief Financial Officer and Treasurer
Mark D. Quick	57	President, Fashion Accessories and Stores Division

Stephen Bock has served as President, Luxury Division since September 2003. From February 2001 until September 2003, Mr. Bock served as President of Retail for Avon, a global beauty company. From 1997 until February 2001, Mr. Bock served as Executive Vice President for Sephora, a retail beauty chain.

Harold S. Brooks has served as President, Fashion Watch Division since October 2004.  From December 2003 until October 2004, Mr. Brooks served as President and Chief Executive Officer of Koret, a division of Kellwood, a marketer of apparel. From 2000 to 2003, Mr. Brooks held the position of Director of International Expansion, Planning and Allocation at Build-A-Bear Workshop, a retailer of customized stuffed animals.  Prior to his employment with Build-A-Bear, Mr. Brooks served as President and Chief Executive Officer of Famous-Barr, a division of May Department Stores.

Randy S. Kercho has served as Executive Vice President since October 1997. Mr. Kercho is responsible for the financial, legal, information technology, internal audit and operations divisions. Mr. Kercho served as Executive Vice President and Chief Financial Officer of the Company from March 1997 until October 2000. Mr. Kercho served as Senior Vice President and Chief Financial Officer of the Company from February 1995 until March 1997 and served as Treasurer from May 1995 until October 2000.

Mike L. Kovar has served as Senior Vice President, Chief Financial Officer and Treasurer since October 2000. Mr. Kovar served as Senior Vice President, Finance from March 2000 until October 2000. From November 1997 until March 2000, Mr. Kovar served as Vice President and Chief Financial Officer for BearCom Group, Inc., a retailer of two-way radios, and as Controller from July 1996 to November 1997.

Mark D. Quick has served as President, Fashion Accessories since October 2000 and President, Stores Division since March 2003. Mr. Quick served as Executive Vice President from March 1997 until October 2000. From November 1995 until March 1997, he served as Senior Vice President-Accessories.

Compensation of Executive Officers

The total compensation paid for the 2005, 2004 and 2003 fiscal years, respectively, to the Chief Executive Officer, Mr. Kosta Kartsotis, and the other four most highly paid executive officers who received cash compensation in excess of $100,000 for the fiscal year ended December 31, 2005 (collectively, the “Named Executive Officers”), is set forth below in the following Summary Compensation Table:

SUMMARY COMPENSATION TABLE

		Annual Compensation					Long-Term Compensation Awards(1)
Name & Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)		Restricted Stock Awards(2) ($)		Securities Underlying Options (#)	All Other Compensation ($)
Kosta N. Kartsotis	2005	-0-		-0-	-0-		-0-		-0-	180	(3)
President, Chief	2004	255,000		-0-	-0-		-0-		-0-	220	(3)
Executive Officer and Director	2003	255,000		-0-	-0-		-0-		-0-	324	(3)
Michael W. Barnes	2005	390,000		-0-	-0-		257,700	(4)	40,000	3,865	(5)
President, International	2004	366,154		-0-	-0-		258,300		60,000	5,911	(6)
and Special Markets Division and Director	2003	346,154		-0-	-0-		262,500		63,750	5,242	(7)
Stephen Bock	2005	390,000		-0-	12,000	(8)	257,700	(4)	40,000	4,441	(5)
President, Luxury	2004	366,154		-0-	80,994	(9)	-0-		22,500	1,100	(6)
Division	2003	100,961	(10)	-0-	55,035	(11)	572,400		101,249	-0-
Harold S. Brooks	2005	390,000		-0-	25,438	(12)	-0-	(4)	15,000	154	(5)
President, Fashion	2004	45,000	(13)	-0-	273,146	(14)	892,800	(15)	60,000	-0-
Watch Division	2003	n/a		n/a	n/a		n/a		n/a	n/a
Mark D. Quick	2005	390,000		-0-	-0-		257,700	(4)	40,000	3,330	(5)
President, Fashion	2004	366,154		-0-	-0-		258,300		60,000	5,402	(6)
Accessories and Stores Division	2003	346,154		-0-	-0-		262,500		63,750	4,651	(7)

(1)             During the applicable reporting periods, no payouts were made pursuant to long-term incentive plans. Therefore, the column  “LTIP Payouts” has been omitted from the Summary Compensation Table.

(2)             Such awards are eligible to receive dividends paid by the Company.

(3)             Represents the dollar value of premiums paid by the Company on term life insurance policies.

(4)             The total number of shares awarded is as follows: Mr. Barnes—10,000 shares; Mr. Bock—10,000 shares; Mr. Brooks—0 shares; and Mr. Quick—10,000 shares. These shares vest 20% per year on each of the first through the fifth anniversary dates of the grants, cumulatively. The number and value of the aggregate restricted stock holdings as of December 31, 2005 for the Named Executive Officers is as follows: Mr. Barnes—73,300 shares with a value of $1,576,683; Mr. Bock—40,000 shares with a value of $860,400;  Mr. Brooks—30,000 shares with a value of $645,300; and Mr. Quick—58,500 shares with a value of $1,258,335.

(5)             Includes employer-matching contribution under the Fossil, Inc. Savings and Retirement Plan to the Named Executive Officers in the following amounts: Mr. Barnes—$3,585; Mr. Bock—$4,261; Mr. Brooks—$0; and Mr. Quick—$3,150. Also includes the dollar value of premiums paid by the Company on term life insurance policies on the Named Executive Officers as follows: Mr. Barnes—$180; Mr. Bock—$180; Mr. Brooks—$154; and Mr. Quick—$180.

(6)             Includes employer-matching contribution under the Fossil, Inc. Savings and Retirement Plan to the Named Executive Officers in the following amounts: Mr. Barnes—$5,691; Mr. Bock—$880; and Mr. Quick—$5,182. Also includes the dollar value of premiums paid by the Company on term life insurance policies on the Named Executive Officers as follows: Mr. Barnes—$220; Mr. Bock—$220; and Mr. Quick—$220.

(7)             Includes employer-matching contribution under the Fossil, Inc. Savings and Retirement Plan to the Named Executive Officers in the following amounts: Mr. Barnes—$4,918 and Mr. Quick—$4,327. Also includes the dollar value of premiums paid by the Company on term life insurance policies on the Named Executive Officers as follows: Mr. Barnes—$324 and Mr. Quick—$324.

(8)             Represents amounts paid in car allowances.

(9)             Includes $68,994 paid in relocation allowances.

(10)       Mr. Bock’s employment with the Company commenced effective September 1, 2003.

(11)       Includes $51,804 paid in relocation allowances.

(12)       Represents amounts paid in relocation allowances.

(13)       Mr. Brooks’ employment with the Company commenced effective October 31, 2004.

(14)       Includes $270,026 paid for moving expense reimbursements for Mr. Brooks’ sale of his primary residence and relocation to the Dallas, Texas area and $3,120 paid for COBRA.

(15)       The total number of shares awarded was 30,000.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants
	Number of Securities Underlying Options/ SARs		% of Total Options/Shares Granted to Employees in	Exercise Or Base		Market Price at Date of	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Granted		Fiscal Year(1)	Price		Grant	Date	5%(2)	10%(2)
Kosta N. Kartsotis	—		—	—		—	—	—	—
Michael W. Barnes	40,000	(3)	4.83%	$25.77	(4)	$25.77	03/08/2015	$648,265	$1,642,830
Stephen Bock	40,000	(3)	4.83%	$25.77	(4)	$25.77	03/08/2015	$648,265	$1,642,830
Harold S. Brooks	15,000	(3)	1.81%	$25.77	(4)	$25.77	03/08/2015	$243,099	$616,061
Mark D. Quick	40,000	(3)	4.83%	$25.77	(4)	$25.77	03/08/2015	$648,265	$1,642,830

(1)             Represents the percentage of options/shares granted to all employees pursuant to the Incentive Plan during the 2005 fiscal year.

(2)             These dollar amounts represent the value of the option assuming certain rates of appreciation from the market price of the Common Stock at the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected in this column will be achieved.

(3)             These options were granted pursuant to the Incentive Plan. On November 16, 2005, the Compensation Committee of the Board of Directors approved the accelerated vesting of all unvested and “out-of-the-money” non-qualified and incentive stock options previously awarded under the Incentive Plan during the period beginning on February 23, 2004 and ending on March 8, 2005, including these options. Pursuant to Resale Restriction Agreements between the Company and the Named Executive Officers, the shares underlying these options may not be sold until the original vesting date of the options. Under the vesting schedule, these options became exercisable with respect to 20% of such options on each of the first through the fifth anniversary dates of the grants, cumulatively.

(4)             Pursuant to the Incentive Plan under which this option was granted, the exercise price was the closing price of a share of Common Stock on the Nasdaq National Market on the date of grant.

The following table describes for each of the Named Executive Officers options exercised and the potential realizable values for their options at December 31, 2005:

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND OPTION/SAR VALUES AT DECEMBER 31, 2005

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options/SARs at December 31, 2005 (#)				Value of Unexercised In-the-Money Options/SARs at December 31, 2005(1)
Name	Exercise (#)	Realized	Exercisable		Unexercisable		Exercisable	Unexercisable
Kosta N. Kartsotis	—	—	—		—		—	—
Michael W. Barnes	35,438	$692,066	163,373	(2)	69,749	(3)	$1,081,236	$763,563
Stephen Bock	-0-	$0	97,174	(4)	60,751	(5)	$204,079	$263,866
Harold S. Brooks	-0-	$0	75,000	(6)	-0-		$0	$0
Mark D. Quick	-0-	$0	201,063	(7)	69,749	(8)	$1,632,789	$763,563

(1)             Based on a price of $21.51 per share of Common Stock, which was the closing price per share of Common Stock on December 30, 2005 (the last business day of the fiscal year) on the Nasdaq National Market, minus the exercise price of “in-the-money” options/SARs.

(2)             The exercise prices of such options are (i) $7.1111 per share with respect to 11,250 options, (ii) $4.9722 with respect to 39,373 options, (iii) $11.6666 per share with respect to 12,750 options, (iv) $19.1333 per share with respect to 60,000 options, and (v) $25.77 per share with respect to 40,000 options. The options listed in (iv) and (v) are subject to a Resale Restriction Agreements between the Company and Mr. Barnes, pursuant to which the shares underlying such options may not be sold until the original vesting date of the options.

(3)             The exercise prices of such options are (i) $9.2222 per share with respect to 31,499 options, and (ii) $11.6666 per share with respect to 38,250 options.

(4)             The exercise prices of such options are: (i) $17.1666 per share with respect to 34,674 options, (ii) $19.1333 with respect to 22,500 options, and (iii) $25.77 with respect to 40,000 options. The options listed in (ii) and (iii) are subject to a Resale Restriction Agreements between the Company and Mr. Bock, pursuant to which the shares underlying such options may not be sold until the original vesting date of the options.

(5)             The exercise price of such options is $17.1666 per share.

(6)             The exercise prices of such options are: (i) $29.76 per share with respect to 60,000 options, and (ii) $25.77 per share with respect to 15,000 options. These options are subject to a Resale Restriction Agreements between the Company and Mr. Brooks, pursuant to which the shares underlying such options may not be sold until the original vesting date of the options.

(7)             The exercise prices of such options are: (i) $7.1111 per share with respect to 13,500 options, (ii) $4.9722 per share with respect to 59,061 options, (iii) $8.0186 with respect to 2 options; (iv) $9.2222 per share with respect to 15,750 options, (v) $11.6666 per share with respect to 12,750 options, (vi) $19.1333 per share with respect to 60,000 options, and (vii) $25.77 per share with respect to 40,000 options. The options listed in (vi) and (vii) are subject to a Resale Restriction Agreements between the Company and Mr. Quick, pursuant to which the shares underlying such options may not be sold until the original vesting date of the options.

(8)             The exercise prices of such options are (i) $9.2222 per share with respect to 31,499 options, and (ii) $11.6666 per share with respect to 38,250 options.

Compensation Committee Report on Executive Compensation

In March 1993, the Board of Directors established a Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the compensation of senior management and administers the Company’s Incentive Plan and Restricted Stock Plan. The Committee is charged with reviewing with the Board of Directors all aspects of compensation for the executive officers of the Company.

Compensation Philosophy.

The philosophy of the Company’s compensation program is to maintain competitive pay practices that will enable the Company to attract, retain and reward the highest performers who are capable of leading the Company in achieving its strategic business objectives. To meet these goals, the Company uses base salary, short term performance-based incentive compensation and long term equity-based incentive programs, as appropriate, to reward and reinforce the value added contributions and attainment of performance objectives that enable the Company to meet its profitability goals and create stockholder value.  A significant portion of senior management’s compensation will be equity-based compensation to emphasize the link between executive compensation and the creation of stockholder value as measured by the equity markets. The Company will utilize external benchmarking data and comparable peer groups to establish competitive total compensation pay practices and evaluate executive compensation on an annual basis and make changes accordingly.

Compensation Vehicles.

The available forms of executive compensation currently include base salary, performance-based short term incentives, and long term equity-based incentives including stock options, restricted stock awards, restricted stock units and stock appreciation rights.

Base Salary.

Compensation paid to executive officers is based upon a Company-wide salary structure consistent for each position relative to its authority and responsibility that is determined to be reasonably competitive with industry peers. Individual salaries are established after the Committee’s consideration of each executive’s level of industry experience, individual achievement and overall contribution to the achievement of corporate objectives or, for newly hired executives, the overall importance of such executive’s positions to the achievement of short- and long-term goals of the Company. Salaries are reviewed annually and adjustments to salary are based on both financial and non-financial results.

Annual Incentive Awards.

Individual awards under the Annual Incentive Plan are determined on the basis of the Company’s achievement of overall profitability targets and adjusted based on the individual performance rating of the executive as determined by the CEO and approved by the Compensation Committee.

Long-Term Incentives.

The Compensation Committee rewards executive officers with equity compensation in addition to salary and cash incentives in keeping with the Company’s overall compensation philosophy, which attempts to place equity in the hands of key employees who have the greatest level of influence to achieve Company objectives. Equity is granted in an effort to further instill stockholder considerations and values in the actions of all key employees and executive officers.

As of December 31, 2005, a total of 5,157,415 options under the Incentive Plan were issued and outstanding to executive officers and other key employees. The Company believes that the grant of these awards was a valuable tool for the long-term retention of executives and the alignment of the interests of the executives with those of the Company’s stockholders.

The Compensation Committee reviews and approves management recommendations regarding the grant of equity incentives. The Committee believes that it is important during this period of Company growth to use a combination of cash bonus awards, restricted stock awards, restricted stock units and stock appreciation rights for its executive officers as a cornerstone of incentive compensation to tie their success directly to the growth of stockholder value. In awarding equity incentives, the Committee considers individual performance and overall contribution to the Company and also considers the number of unvested equity incentives held by the executive in comparison to other executives and the equity incentives available to be awarded under the Incentive Plan. The Committee also considers the equity incentive practices of comparable companies.

Chief Executive Officer Compensation.

The Compensation Committee considers a number of factors in reviewing and approving the Chief Executive Officer’s (the “CEO”) compensation. The factors generally considered by the Compensation Committee include an evaluation of CEO compensation levels for other comparable companies in the industry; stock price performance; revenue, income, operating cash flow and other financial performance during the prior fiscal year; the achievement of specified business objectives during the prior fiscal year; and the other factors described above. For 2005, the CEO requested that he receive no salary. Based upon a consideration of these factors, the Compensation Committee determined that the compensation level proposed by the CEO was well below the market median. However, in light of the request by the CEO, a 2005 salary level of $0 was approved. The CEO did not receive any grants of stock options in 2005.

Corporate Tax Deduction on Compensation.

Federal income tax legislation has limited the deductibility of certain compensation paid to the CEO and the four other most highly compensated executive officers of the Company to $1,000,000 annually. To the extent readily determinable, and as one of the factors in its consideration of compensation matters, the Compensation Committee takes into account any anticipated tax treatment to the Company and to the executive officers of the available compensation vehicles. Some types of compensation and the deductibility of those expenses for federal income tax purposes depend upon the timing of an executive’s vesting or exercise of previously granted rights. In addition, interpretation of, and changes in, the tax laws also affect the deductibility of certain compensation expenses. To the extent reasonably practicable, and to the extent it is within the Compensation Committee’s control, the Compensation Committee intends to limit executive compensation under ordinary circumstances to that which is deductible under Section 162(m) of the Internal Revenue Code of 1986. In doing so, the Compensation Committee may utilize alternatives (such as deferring compensation or establishing performance based compensation plans for affected employees) for qualifying executive compensation for deductibility and may rely on grandfathering provisions with respect to existing contractual commitments.

COMPENSATION COMMITTEE
Kenneth W. Anderson, Chairman
Alan J. Gold
Michael Steinberg
Donald J. Stone

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. No executive officer of the Company served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a director of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a director of the Company.

Common Stock Performance Graph

The following performance graph compares the cumulative return of the Common Stock over the preceding five year periods with that of the Broad Market (CRSP Total Return Index of the Nasdaq Stock Market (US)) and the Nasdaq Retail Trade Stocks. Each Index assumes $100 invested at December 31, 2000 and is calculated assuming quarterly reinvestment of dividends and quarterly weighting by market capitalization.

2005 COMPARATIVE TOTAL RETURNS
Fossil, Inc., Nasdaq Stock Market and
Nasdaq Stock Market Retail Trades Group
(Performance Results through 12/31/05)

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Fossil, Inc.	100.00	144.88	210.56	291.15	398.14	334.01
Nasdaq Stock Market	100.00	79.32	54.84	81.99	89.22	91.12
Nasdaq Retail Trades	100.00	138.19	117.42	163.50	207.38	209.35

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	5,414,538	$13.267	2,465,930
Equity compensation plans not approved by security holders(1)	Not applicable	$0	612,750
Total	5,414,538	$13.267	3,078,680

(1)             The 2002 Restricted Stock Plan of Fossil, Inc. (the “Restricted Stock Plan”) is intended to advance the best interests of the Company, its subsidiaries and its stockholders in order to attract, retain and motivate key employees by providing them with additional incentives through the award of shares of restricted stock. The Restricted Stock Plan is being fully funded with treasury shares contributed to the Company from a significant stockholder.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (the “10% Stockholders”), to file reports of ownership and changes of ownership with the SEC. Officers, directors and 10% Stockholders of the Company are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms so filed. Based solely on review of copies of such forms received, the Company believes that, during the last fiscal year, all filing requirements under Section 16(a) applicable to its officers, directors and 10% Stockholders were timely met, except for the following: one Form 4 filed by each of Messrs. Bock, Kercho, Kovar, Quick and Shroff relating to two transactions; and one Form 4 filed by Mr. Brooks relating to one transaction.

Certain Relationships and Related Transactions

Each of Mrs. Pervin Shroff (the wife of Mr. Jal S. Shroff) and Mr. Rasheed Shroff (the son of Mr. Jal S. Shroff) are employees of Fossil (East) Limited and Fossil (Asia) Ltd., respectively, wholly-owned subsidiaries of the Company, and each earned approximately $100,000 in aggregate compensation in 2005. In addition, under the Company’s Incentive Plan, Mrs. Pervin Shroff received a grant of options to purchase 10,000 shares of Common Stock at an exercise price of $25.77, and Mr. Rasheed Shroff received a grant of options to purchase 2,000 shares of Common Stock at an exercise price of $25.77.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 2)

The Company’s independent registered public accounting firm for the fiscal year ended December 31, 2005 was the firm of Deloitte & Touche LLP. It is expected that one or more representatives of such firm will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. The Audit Committee of the Company has selected the firm of Deloitte & Touche LLP as the Company’s principal independent registered public accounting firm for the fiscal year ending January 6, 2007. Shareholder ratification of the appointment is not required under the laws of the State of Delaware, but the Board has decided to ascertain the position of the shareholders on the appointment. The Audit Committee will reconsider the appointment if it is not ratified. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee feels that such a change would be in the Company’s and its stockholders’ best interests. The affirmative vote of a majority of the shares present in person or by proxy, and entitled to vote on the subject matter at the Annual Meeting is required for ratification.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING JANUARY 6, 2007.

The following table summarizes the aggregate fees (excluding value added taxes) billed to the Company and its subsidiaries by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) for the 2005 and 2004 fiscal years ended December 31, 2005, and January 1, 2005, respectively:

	2005	2004
Audit Fees(a)	$1,707,000	$1,704,000
Audit-Related Fees(b)	32,000	30,000
Tax Fees(c)	227,000	96,000
All Other Fees	—	—
Total	$1,966,000	$1,830,000

(a)           Audit services billed in 2005 consisted of the audit of the Company’s annual financial statements, the audit of internal control over financial reporting and reviews of the Company’s quarterly financial statements. Audit services billed in 2004 consisted of the audit of the Company’s annual financial statements, the audit of internal control over financial reporting, reviews of the Company’s quarterly financial statements and Form S-3 review.

(b)           Benefit plan audits.

(c)            Tax return preparation and consultation.

In considering the nature of the services provided by Deloitte, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval of Independent Registered Public Accounting Firm Fees and Services Policy

The Audit Committee’s Policies and Procedures for the Engagement of the Principal Outside Auditing Firm provides for pre-approval of all audit, audit-related, tax and other permissible non-audit services provided by our principal independent registered public accounting firm on an annual basis and individual engagements as needed. The policy also requires additional approval of any engagements that were previously approved but are anticipated to exceed pre-approved fee levels. The policy permits the Audit Committee Chair to pre-approve principal independent registered public accounting firm services where the Company deems it necessary or advisable that such services commence prior to the next regularly scheduled Audit Committee meeting (provided that the Audit Committee Chair must report to the full Audit Committee on any pre-approval determinations).

OTHER BUSINESS

The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholder proposals to be included in the proxy statement for the next Annual Meeting must be received by the Company at its principal executive offices on or before December 18, 2006 for inclusion in the Company’s Proxy Statement relating to that meeting. Stockholders wishing to submit proposals to be presented directly at the 2006 Annual Meeting instead of for inclusion in next year’s proxy statement must follow the submission criteria and deadlines set forth in our bylaws. To be timely in connection with an annual meeting, a stockholder proposal must be received by the Company at its principal executive offices as follows:  (a) with respect to a nomination for director, not before November 25, 2006 or after February 23, 2007; (b) with respect to a proposal to amend or supplement the Certificate of Incorporation, not less than 90 days nor more than 180 days before the meeting is held to consider such proposal, (c) with respect to a proposal to amend the bylaws, not before November 25, 2006 or after February 23, 2007 and (d) with respect to other stockholder proposals, not before March 3, 2007. SEC rules permit management to vote proxies in its discretion if (i) notice of the proposal as described above is received and stockholders are advised in the 2007 proxy statement about the nature of the matter and how management intends to vote on such matter; or (ii) timely notice of the proposal is not received.

You may obtain a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 without charge by sending a written request to Fossil, 2280 N. Greenville Avenue, Richardson, Texas 75082, Attn: Investor Relations. The Annual Report on Form 10-K is also available at www.fossil.com.

BY ORDER OF THE BOARD OF DIRECTORS
Randy S. Hyne
Vice President,
General Counsel and Secretary
April 17, 2006
Richardson, Texas

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING AND WISH THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

FOSSIL, INC.
2280 N. Greenville Avenue
Richardson, Texas 75082

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Randy S. Hyne and Randy S. Kercho, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all of the shares of the common stock of Fossil, Inc. (the “Company”), held of record by the undersigned on March 27, 2006, at the Annual Meeting of Stockholders of the Company to be held on May 24, 2006, and any adjournment(s) thereof.

(To be dated and signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Please Mark Here for Address Change or Comments
SEE REVERSE SIDE

This proxy, when properly executed and dated, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR the election of nominees under proposal 1, and FOR the ratification of the selection of Deloitte & Touche under proposal 2,  and the proxies will use their discretion with respect to any matters referred to in proposal 3.

1.           Proposal to elect four (4) Directors of the Company to serve for a term of three years or until their respective successors are elected and qualified.

01 Alan J. Gold
02 Kosta N. Kartsotis
03 Michael Steinberg	FOR all nominees listed below
04 Caden Wang	(except as marked below to the contrary)

WITHHOLD AUTHORITY to vote for all nominees listed

INSTRUCTION: To withhold your vote for any individual nominee, write that nominee’s name in the space provided below.

2.           To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending January 6, 2007.

FOR	AGAINST	ABSTAIN

3.           In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Dated:	, 2006

Signature

Signature, If Held Jointly

Please execute this proxy as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Please mark, sign, date and return this proxy promptly using the enclosed envelope.